SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

February 26, 2009

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code              303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2009, the Board of Directors of Cimarex Energy Co. (Cimarex), upon the recommendation of the Compensation and Governance Committee (Committee), approved a more flexible annual cash incentive award program for 2009 that will be based upon an end-of-the-year assessment of corporate results.  Cimarex’s previous program was based upon forecasting certain targets at the beginning of the year in order to calculate a cash pool available for distribution to executive officers.

The principal reason for the amendment to the program is that it is not practical for the Committee to establish specific performance targets at the beginning of the year.  The oil and gas industry is faced with a changed economic environment characterized by volatile and declining commodity prices and uncertainty about access to capital markets, leading to an inability to plan for the year’s capital investment.  Capital investment is the principal driver of growth in production and reserves.  These factors were previously a part of the targets included in the formula calculation.

The 2009 cash incentive award program is based upon an end-of-the-year assessment of Cimarex’s corporate results, taking into account a wide range of measures and financial and operational results that are not determined until the year has concluded.

The Chief Executive Officer (CEO) will provide the Committee prior to its February 2010 meeting with a recommendation of the amount of the cash incentive pool, if any, and the recommended amounts of individual cash awards.  The CEO will also provide the Committee with information that documents the specific considerations and evaluation of several factors that formed the basis for the award recommendations.  The factors to be considered, and in most cases measured, include, but are not limited to:

•                  oil and gas industry economic and operational conditions

•                  relative performance compared to peer companies

•                  2009 cash flow

•                  the competitive environment

•                  reserve replacement

•                  changes in oil and gas production

•                  cost control and expense management

•                  personnel safety record and

•                  environmental and regulatory compliance

Based upon these recommendations and its overall assessment of corporate performance, the Committee will recommend for approval by the Board the CEO’s and executive officers’ annual cash incentive awards.

Following its determination of the 2009 awards, the Committee will determine whether a continuation of this approach for determining annual cash incentive awards is advisable.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: March 3, 2009	By:	/s/ Thomas A. Richardson
Thomas A. Richardson
Vice President and General Counsel